Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS ISSUES FOURTH QUARTER AND FULL YEAR 2014 RESULTS AND INTRODUCES 2015 GUIDANCE

•	Comparable Center Net Operating Income (NOI) Including Lease Cancellation Income Up 4 Percent for the Year

•	Average Rent Per Square Foot Up 5.7 Percent for the Year

•	Portfolio Releasing Spreads 32 Percent for the Year

BLOOMFIELD HILLS, Mich., Feb. 12, 2015 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2014.

	December 31, 2014 Three Months Ended	December 31, 2013 Three Months Ended	December 31, 2014 Year Ended	December 31, 2013 Year Ended
Net income attributable to common shareholders (EPS) per diluted share	$6.86	$0.62	$13.47	$1.71
Funds from Operations (FFO) per diluted share Growth rate	$0.54 (51.4)%	$1.11	$3.11 (14.8)%	$3.65
Adjusted Funds from Operations (Adjusted FFO) per diluted share(1) Growth rate	$1.00 (9.9)%	$1.11	$3.67 0.5%	$3.65
(1) Adjusted FFO for the three months and year ended December 31, 2014 excludes charges related to the October 2014 sale of seven centers to Starwood.

“2014 was a very productive year for our company,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “We enjoyed the extremely successful opening of The Mall at University Town Center in Sarasota, Florida, we made significant progress on developments both in the U.S. and Asia, and we completed a series of strategic transactions that position the company for increased future growth.

“Our centers delivered solid growth,” added Mr. Taubman. Adjusted FFO per share grew despite the loss of two-and-a-half months of results from the seven centers that were sold to Starwood Capital Group in October, which reduced 2014 adjusted FFO by about approximately 14 cents.

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Operating Statistics

Including lease cancellation income, comparable center NOI growth was 4 percent and 3.7 percent for the year and the quarter, respectively. Comparable center NOI excluding lease cancellation income was up 2.7 percent for the year and 1.9 percent over fourth quarter 2013. “Our results this quarter and for the full year benefited from increased minimum rent and recoveries,” said Mr. Taubman.

For the year, average rent per square foot in comparable centers was $60.58, up 5.7 percent from average rent per square foot of $57.33 in 2013. For the fourth quarter, average rent per square foot in comparable centers was $61.19, up 5.6 percent from $57.94 in the comparable period last year.

Trailing 12-month releasing spreads per square foot for the period ended December 31, 2014 were 32.1 percent.

Comparable mall tenant sales per square foot were $809 for 2014, a 1.2 percent decline from 2013. For the fourth quarter of 2014, mall tenant sales per square foot were up 0.7 percent. “The electronics category, while modestly positive to the quarter, negatively impacted our year-over-year growth rate by about 1 percent. We were also impacted by softness in South American tourism in both the quarter and the year.”

Leased space in comparable centers for Taubman’s portfolio was 96.7 percent on December 31, 2014, down 0.8 percent. Ending occupancy in comparable centers was 95.4 percent on December 31, 2014, down 0.9 percent. Leased space and ending occupancy include temporary tenants.

Portfolio Activity

During 2014, the company:

•	Sold a 49.9 percent interest in International Plaza (Tampa, Fla.) for $499 million. See Taubman, TIAA-CREF and APG Announce Sale of Interest in International Plaza - Jan. 30, 2014.

•
Sold Long Island land and the company’s 50 percent interest in Arizona Mills (Tempe, Ariz.) for $230 million. See Taubman Centers Sells Long Island Land and Interest in Arizona Mills to Simon Property Group - Jan. 31, 2014.

•
Announced six major redevelopments totaling $275 million. Renovations and/or expansions began at The Mall at Green Hills (Nashville, Tenn.), Cherry Creek Shopping Center (Denver, Colo.), Dolphin Mall (Miami, Fla.), Beverly Center (Los Angeles, Calif.), Sunvalley (Concord, Calif.), and International Plaza. See Taubman Centers Announces Solid 2013 Results and Introduces 2014 Guidance - Feb. 12, 2014.

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•
Broke ground on the new International Market Place (Waikiki, Honolulu, Hawaii). The center will include approximately 75 retailers, seven restaurants, and the island's first full-line Saks Fifth Avenue. See Construction Begins on the Revitalization of International Market Place in Waikiki, Hawaii - March 3, 2014.

•
Announced an additional partner and an increased ownership in the Hanam Union Square project (Hanam City, Gyeonggi Province, South Korea). The transaction increased Taubman Asia's effective ownership from 30 percent to 34.3 percent. See Taubman Asia Announces Additional Partner and Ownership Increase in Hanam Union Square, South Korea - Aug. 26, 2014.

•
Celebrated the opening of The Mall at University Town Center (UTC) in Sarasota, Florida. The Mall at UTC was the only newly built enclosed regional shopping center to open in the United States during 2014. The center opened over 90 percent leased with over half of the 100 stores and restaurants unique to the Sarasota-Manatee market. See Shoppers Welcome Sarasota’s Premier Shopping Destination - Oct. 16, 2014.

•
Sold seven malls to Starwood for total consideration of $1.4 billion, excluding transaction costs. MacArthur Center (Norfolk, Va.), Stony Point Fashion Park (Richmond, Va.), Northlake Mall (Charlotte, N.C.), The Mall at Wellington Green (Wellington, Fla.), The Shops at Willow Bend (Plano, Tex.), The Mall at Partridge Creek (Clinton Township, Mich.), and Fairlane Town Center (Dearborn, Mich.) were sold. See Taubman Completes Sale of Seven Malls to Starwood Capital Group - Oct. 17, 2014. As a result, in December, the company declared and paid a special cash dividend of $4.75 per common share. See Taubman Centers Declares Regular Common and Preferred Dividends and Special Cash Dividend of $4.75 Per Share - Dec. 2, 2014.

Financing Activity

During 2014 the company completed a number of transactions that further strengthened its balance sheet. The company:

•
In April, closed on a $320 million, interest only construction loan financing for The Mall of San Juan (San Juan, Puerto Rico) that bears interest at LIBOR plus 2 percent through its maturity, including extension options, in April 2019.

•
In November, completed an amendment to its $1.1 billion primary line of credit, extending the maturity two years to February 2019, with a one-year extension option, and reducing the credit spread range. The company’s current pricing is LIBOR plus 1.15 percent.

•
In December, completed an additional $175 million, non-recourse financing on International Plaza. The additional financing matures in December 2021 and was swapped to an all-in fixed rate of 3.78%. The company’s 50.1 percent share of the proceeds will be used for general corporate purposes.

“We remain committed to preserving our strong balance sheet,” said Lisa A. Payne, vice chairman and chief financial officer. “These transactions allowed us to lower our average borrowing rate to below 4 percent, while also improving our fixed charges and interest coverage ratios.”

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Stock Performance

During 2014, the company enjoyed a 30.7 percent total shareholder return. This compares to the MSCI US REIT Index return of 30.4 percent and the S&P 500 Index return of 13.7 percent. Over the 10 years ended December 31, 2014, the company's compounded annual shareholder return was 14.4 percent. This compares very favorably to the 10 year total returns of the MSCI US REIT Index and the S&P 500 Index, which were 8.3 percent and 7.7 percent, respectively. The company’s 10 year total return was eleventh highest of the 98 U.S. REITs that have operated during this period.

2015 Guidance

The company is introducing guidance for 2015. The company expects FFO per diluted share to be in the range of $3.18 to $3.28. This includes the year-over-year negative impact of the company’s October 2014 sale of seven centers to Starwood. In 2014, during the company’s 9.5 months of ownership, the seven centers contributed $0.46 to adjusted FFO per share.

This guidance assumes comparable center NOI growth, excluding lease cancellation income, of about 3 percent for the year.

Net income attributable to common shareholders (EPS) for the year is expected to be in the range of $1.59 to $1.74.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income (Expense)

•	Recoveries Ratio Analysis

•	Balance Sheets

•	2014 Pro Forma Income Statement - Adjusted for Starwood and Related Transactions

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopment

•	Dispositions

•	Capital Spending

•	Operational Statistics

•	Operational Statistics - Quarterly Center Statistics - Comparable Centers Only

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•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EST on Friday, February 13 to discuss these results, business conditions and the company’s outlook for 2015. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman

Taubman Centers, Inc. is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 21 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing five properties in the U.S. and Asia totaling 4.7 million square feet. Taubman, with more than 60 years of experience in the shopping center industry, is headquartered in Bloomfield Hills, Mich., and Taubman Asia is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Barbara Baker, Taubman, Vice President, Corporate Affairs & Investor Relations, 248-258-7367
bbaker@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com
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TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended December 31, 2014 and 2013
(in thousands of dollars, except as indicated)
	Three Months Ended		Year Ended
	2014	2013	2014	2013
Net income	656,274	66,166	1,278,122	189,368
Noncontrolling share of income of consolidated joint ventures	(26,226)	(3,592)	(34,239)	(10,344)
Noncontrolling share of income of TRG	(179,948)	(16,519)	(350,870)	(46,434)
Distributions to participating securities of TRG	(4,609)	(436)	(6,018)	(1,749)
Preferred stock dividends	(5,785)	(5,785)	(23,138)	(20,933)
Net income attributable to Taubman Centers, Inc. common shareowners	439,706	39,834	863,857	109,908
Net income per common share - basic	6.94	0.63	13.65	1.73
Net income per common share - diluted	6.86	0.62	13.47	1.71
Beneficial interest in EBITDA - Combined (1)	686,998	145,512	1,525,013	516,942
Adjusted Beneficial interest in EBITDA - Combined (1)	121,879	145,512	482,492	516,942
Funds from Operations (1)	48,967	100,614	280,504	330,836
Funds from Operations attributable to TCO (1)	34,938	71,970	200,356	236,662
Funds from Operations per common share - basic (1)	0.55	1.14	3.17	3.72
Funds from Operations per common share - diluted (1)	0.54	1.11	3.11	3.65
Adjusted Funds from Operations (1)	90,087	100,614	330,842	330,836
Adjusted Funds from Operations attributable to TCO (1)	64,374	71,970	236,389	236,662
Adjusted Funds from Operations per common share - basic (1)	1.02	1.14	3.74	3.72
Adjusted Funds from Operations per common share - diluted (1)	1.00	1.11	3.67	3.65
Weighted average number of common shares outstanding - basic	63,322,399	63,408,637	63,267,800	63,591,523
Weighted average number of common shares outstanding - diluted	65,055,502	65,066,977	64,921,064	64,575,412
Common shares outstanding at end of period	63,324,409	63,101,614
Weighted average units - Operating Partnership - basic	88,457,849	88,584,937	88,408,842	88,823,006
Weighted average units - Operating Partnership - diluted	90,190,952	90,243,277	90,062,106	90,678,157
Units outstanding at end of period - Operating Partnership	88,459,859	88,271,133
Ownership percentage of the Operating Partnership at end of period	71.6%	71.5%
Number of owned shopping centers at end of period	18	25

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (1)(2)	1.9%	1.9%	2.7%	3.4%
Net Operating Income including lease cancellation income - growth % (1)(2)	3.7%	2.3%	4.0%	3.5%
Mall tenant sales - all centers (3)	1,601,162	1,913,865	4,969,462	6,180,095
Mall tenant sales - comparable (2)(3)	1,527,103	1,543,894	4,871,423	4,991,010
Ending occupancy - all centers	94.1%	95.8%
Ending occupancy - comparable (2)	95.4%	96.3%
Leased space - all centers	96.0%	96.7%
Leased space - comparable (2)	96.7%	97.5%
All centers (3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	11.4%	11.6%	13.8%	13.2%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	12.3%	11.4%	13.3%	12.6%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	11.7%	11.6%	13.6%	13.0%
Comparable centers (2)(3):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	12.3%	11.7%	14.1%	13.3%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	11.6%	11.3%	13.3%	12.5%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	12.0%	11.6%	13.7%	13.0%
Average rent per square foot - Consolidated Businesses (2)	63.05	60.02	61.96	59.88
Average rent per square foot - Unconsolidated Joint Ventures (2)	58.69	54.19	58.65	52.68
Average rent per square foot - Combined (2)	61.19	57.94	60.58	57.33

Taubman Centers/7

(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three months and year ended December 31, 2014, FFO and EBITDA were adjusted for expenses related to the sale of seven centers to an affiliate of Starwood Capital Group (Starwood) completed in October 2014. Specifically, these measures were adjusted for charges related to the loss on extinguishment of debt at MacArthur Center (MacArthur), Northlake Mall, The Mall at Partridge Creek, and The Mall at Wellington Green; charges related to the discontinuation of hedge accounting on the interest rate swap previously designated to hedge the MacArthur note payable; and a restructuring charge and disposition costs incurred related to the sale. In addition, for the three months and year ended December 31, 2014, EBITDA was adjusted for the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(2)
Statistics exclude non-comparable centers. In 2014 and 2013, non-comparable centers are Taubman Prestige Outlets Chesterfield, The Mall at University Town Center, Arizona Mills, and the portfolio of centers sold to Starwood.

(3)
Based on reports of sales furnished by mall tenants. The 2014 sales statistics have been adjusted to exclude the portfolio of seven centers included in the sale to Starwood Capital Group in October 2014. "All centers" statistics as of December 31, 2013 include sales for the Starwood sale portfolio.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended December 31, 2014 and 2013
(in thousands of dollars)
	2014		2013
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	80,341	54,860	108,686	47,626
Percentage rents	11,910	5,571	14,780	4,517
Expense recoveries	52,343	34,961	74,945	30,242
Management, leasing, and development services	3,744		2,188
Other	9,984	4,435	11,173	3,151
Total revenues	158,322	99,827	211,772	85,536

EXPENSES:
Maintenance, taxes, utilities, and promotion	41,164	23,577	61,131	20,973
Other operating	15,560	6,048	17,285	3,798
Management, leasing, and development services	1,700		1,149
General and administrative	13,799		13,338
Restructuring charge	675
Interest expense	15,857	19,465	30,434	16,972
Depreciation and amortization	23,686	15,119	39,510	10,010
Total expenses	112,441	64,209	162,847	51,753

Nonoperating income (expense) (2)	(39,480)	3	(483)	(5)
	6,401	35,621	48,442	33,778
Income tax expense	(574)		(694)
Equity in income of Unconsolidated Joint Ventures	20,780		18,418
	26,607		66,166
Gain on dispositions (3)	629,667
Net income	656,274		66,166
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(26,226)		(3,592)
Noncontrolling share of income of TRG	(179,948)		(16,519)
Distributions to participating securities of TRG (4)	(4,609)		(436)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	439,706		39,834

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (5)	675,611	70,205	118,386	60,760
EBITDA - outside partners' share	(28,929)	(29,889)	(7,036)	(26,598)
Beneficial interest in EBITDA (5)	646,682	40,316	111,350	34,162
Beneficial share of the gain on dispositions	(606,239)
Beneficial interest expense	(14,015)	(10,611)	(28,304)	(9,362)
Beneficial income tax expense - TRG and TCO	(574)		(694)
Beneficial income tax expense - TCO	115		49
Non-real estate depreciation	(922)		(802)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations contribution	19,262	29,705	75,814	24,800

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	556	575	1,118	845
Green Hills purchase accounting adjustments - minimum rents increase	105		197
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	306		607
Waterside Shops purchase accounting adjustments - interest expense reduction		263		263
Taubman BHO headquarters purchase accounting adjustment -
interest expense reduction	183

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014.

(2)
Nonoperating expense for the three months ended December 31, 2014 includes $36.4 million for the loss on the early extinguishment of debt, $2.3 million of disposition costs related to the sale of centers to Starwood, and $2.3 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap.

(3)	Amount represents the gain on dispositions related to the sale of centers to Starwood.
(4)	During the three months ended December 31, 2014, the distributions to participating securities of TRG include the special dividend of $4.75 per deferred unit.
(5)	For the three months ended December 31, 2014, EBITDA includes $629.7 million, $606.2 million at beneficial share, related to the gain from the sale of centers to Starwood.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Year Ended December 31, 2014 and 2013
(in thousands of dollars)
	2014		2013
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	371,454	197,958	417,729	172,305
Percentage rents	22,929	10,998	28,512	10,280
Expense recoveries	239,782	118,105	272,494	104,164
Management, leasing, and development services	12,349		16,142
Other	32,615	10,956	32,277	7,971
Total revenues	679,129	338,017	767,154	294,720

EXPENSES:
Maintenance, taxes, utilities, and promotion	190,119	84,026	215,825	74,966
Other operating	65,142	19,083	71,235	15,441
Management, leasing, and development services	6,220		5,321
General and administrative	48,292		50,014
Restructuring charge	3,706
Interest expense	90,803	73,749	130,023	67,948
Depreciation and amortization	120,207	49,850	155,772	39,336
Total expenses	524,489	226,708	628,190	197,691

Nonoperating income (expense) (2)	(42,807)	(22)	1,348	(6)
	111,833	111,287	140,312	97,023
Income tax expense	(2,267)		(3,409)
Equity in income of Unconsolidated Joint Ventures	62,002		52,465
	171,568		189,368
Gain on dispositions, net of tax (3)	1,106,554
Net income	1,278,122		189,368
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(34,239)		(10,344)
Noncontrolling share of income of TRG	(350,870)		(46,434)
Distributions to participating securities of TRG (4)	(6,018)		(1,749)
Preferred stock dividends	(23,138)		(20,933)
Net income attributable to Taubman Centers, Inc. common shareowners	863,857		109,908

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (5)	1,439,130	234,886	426,107	204,307
EBITDA - outside partners' share	(46,769)	(102,234)	(24,104)	(89,368)
Beneficial interest in EBITDA (5)	1,392,361	132,652	402,003	114,939
Beneficial share of the gain on dispositions	(1,092,859)
Beneficial interest expense	(82,702)	(40,416)	(121,353)	(37,554)
Beneficial income tax expense - TRG and TCO	(2,267)		(3,409)
Beneficial income tax expense - TCO	373		181
Non-real estate depreciation	(3,500)		(3,038)
Preferred dividends and distributions	(23,138)		(20,933)
Funds from Operations contribution	188,268	92,236	253,451	77,385

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	1,785	1,418	3,999	1,296
Green Hills purchase accounting adjustments - minimum rents increase	725		787
Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	1,223		3,180
Waterside Shops purchase accounting adjustments - interest expense reduction		1,051		1,051
Taubman BHO headquarters purchase accounting adjustment
interest expense reduction	607

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method of accounting within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method accounting through the disposition in January 2014.

(2)
Nonoperating expense for the year ended December 31, 2014 includes $36.4 million for the loss on the early extinguishment of debt, $3.3 million of disposition costs related to the sale of centers to Starwood, and $7.8 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap.

(3)
Amount represents the gain on dispositions of interests in International Plaza, Arizona Mills, land in Syosset, New York related to the former Oyster Bay project, and the sale of centers to Starwood. The gain reported is net of income tax expense of $9.7 million.

(4)	During the year ended December 31, 2014, the distributions to participating securities of TRG include the special dividend of $4.75 per deferred unit.
(5)
For the year ended December 31, 2014, EBITDA includes the Company's $486.6 million (before tax) gain from the dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project and $629.7 million, $606.2 million at beneficial share, related to the gain from the sale of centers to Starwood.

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended December 31, 2014 and 2013
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2014			2013
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	439,706	63,322,399	6.94	39,834	63,408,637	0.63

Add distributions to participating securities of TRG	4,609	871,262		436	871,262
Add impact of share-based compensation	2,173	861,841		182	787,078

Net income attributable to TCO common shareowners - Diluted	446,488	65,055,502	6.86	40,452	65,066,977	0.62

Add depreciation of TCO's additional basis	1,617		0.02	1,720		0.03
Add TCO's additional basis in assets disposed	11,895		0.18
Add TCO's additional income tax expense	115		0.00	49		0.00

Net income attributable to TCO common shareowners,
excluding TCO additional basis items and income tax expense	460,115	65,055,502	7.07	42,221	65,066,977	0.65

Add:
Noncontrolling share of income of TRG	179,948	25,135,450		16,519	25,176,300

Net income attributable to partnership unitholders
and participating securities	640,063	90,190,952	7.10	58,740	90,243,277	0.65

Add (less) depreciation and amortization:
Consolidated businesses at 100%	23,686		0.26	39,510		0.44
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(861)		(0.01)	(1,314)		(0.01)
Share of Unconsolidated Joint Ventures	8,925		0.10	6,382		0.07
Non-real estate depreciation	(922)		(0.01)	(802)		(0.01)

Less TCO's additional basis in assets disposed	(11,895)		(0.13)
Less beneficial share of gain on dispositions	(606,239)		(6.72)
Less impact of share-based compensation	(2,173)		(0.02)	(182)		(0.00)

Funds from Operations	48,967	90,190,952	0.54	100,614	90,243,277	1.11

TCO's average ownership percentage of TRG	71.6%			71.6%

Funds from Operations attributable to TCO,
excluding additional income tax expense	35,053		0.54	72,019		1.11

Less TCO's additional income tax expense	(115)		(0.00)	(49)		(0.00)

Funds from Operations attributable to TCO	34,938		0.54	71,970		1.11

Funds from Operations	48,967	90,190,952	0.54	100,614	90,243,277	1.11

Beneficial share of early extinguishment of debt charge	35,993		0.40
Beneficial share of disposition costs related to the Starwood sale	2,309		0.03
Beneficial share of discontinuation of hedge accounting - MacArthur	2,143		0.02
Restructuring charge	675		0.01

Adjusted Funds from Operations	90,087	90,190,952	1.00	100,614	90,243,277	1.11

TCO's average ownership percentage of TRG	71.6%			71.6%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax expense	64,489		1.00	72,019		1.11

Less TCO's additional income tax expense	(115)		(0.00)	(49)		(0.00)

Adjusted Funds from Operations attributable to TCO	64,374		1.00	71,970		1.11

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Year Ended December 31, 2014 and 2013
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2014			2013
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	863,857	63,267,800	13.65	109,908	63,591,523	1.73

Add distributions to participating securities of TRG	6,018	871,262
Add impact of share-based compensation	4,915	782,002		497	983,889

Net income attributable to TCO common shareowners - Diluted	874,790	64,921,064	13.47	110,405	64,575,412	1.71

Add depreciation of TCO's additional basis	6,674		0.10	6,880		0.11
Add TCO's additional basis in assets disposed	11,895		0.18
Add TCO's additional income tax expense	373		0.01	181		0.00

Net income attributable to TCO common shareowners,
excluding TCO additional basis items and income tax expense	893,732	64,921,064	13.77	117,466	64,575,412	1.82

Add:
Noncontrolling share of income of TRG	350,870	25,141,042		46,434	25,231,483
Distributions to participating securities of TRG				1,749	871,262

Net income attributable to partnership unitholders
and participating securities	1,244,602	90,062,106	13.82	165,649	90,678,157	1.83

Add (less) depreciation and amortization:
Consolidated businesses at 100%	120,207		1.33	155,772		1.72
Depreciation of TCO's additional basis	(6,674)		(0.07)	(6,880)		(0.08)
Noncontrolling partners in consolidated joint ventures	(4,429)		(0.05)	(5,090)		(0.06)
Share of Unconsolidated Joint Ventures	30,234		0.34	24,920		0.27
Non-real estate depreciation	(3,500)		(0.04)	(3,038)		(0.03)

Less TCO's additional basis in assets disposed	(11,895)		(0.13)
Less beneficial share of gain on dispositions	(1,083,126)		(12.03)
Less impact of share-based compensation	(4,915)		(0.05)	(497)		(0.01)

Funds from Operations	280,504	90,062,106	3.11	330,836	90,678,157	3.65

TCO's average ownership percentage of TRG	71.6%			71.6%

Funds from Operations attributable to TCO,
excluding additional income tax expense	200,729		3.11	236,843		3.65

Less TCO's additional income tax expense	(373)		(0.00)	(181)		(0.00)

Funds from Operations attributable to TCO	200,356		3.11	236,662		3.65

Funds from Operations	280,504	90,062,106	3.11	330,836	90,678,157	3.65

Beneficial share of early extinguishment of debt charge	35,993		0.40
Beneficial share of disposition costs related to the Starwood sale	3,263		0.04
Beneficial share of discontinuation of hedge accounting - MacArthur	7,376		0.08
Restructuring charge	3,706		0.04

Adjusted Funds from Operations	330,842	90,062,106	3.67	330,836	90,678,157	3.65

TCO's average ownership percentage of TRG	71.6%			71.6%

Adjusted Funds from Operations attributable to TCO,
excluding additional income tax expense	236,762		3.67	236,843		3.65

Less TCO's additional income tax expense	(373)		(0.00)	(181)		(0.00)

Adjusted Funds from Operations attributable to TCO	236,389		3.67	236,662		3.65

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended December 31, 2014 and 2013
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year Ended
	2014	2013	2014	2013

Net income	656,274	66,166	1,278,122	189,368

Add (less) depreciation and amortization:
Consolidated businesses at 100%	23,686	39,510	120,207	155,772
Noncontrolling partners in consolidated joint ventures	(861)	(1,314)	(4,429)	(5,090)
Share of Unconsolidated Joint Ventures	8,925	6,382	30,234	24,920

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	15,857	30,434	90,803	130,023
Noncontrolling partners in consolidated joint ventures	(1,842)	(2,130)	(8,101)	(8,670)
Share of Unconsolidated Joint Ventures	10,611	9,362	40,416	37,554
Income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay			9,733
Other income tax expense	574	694	2,267	3,409

Less noncontrolling share of income of consolidated joint ventures	(26,226)	(3,592)	(34,239)	(10,344)

Beneficial Interest in EBITDA	686,998	145,512	1,525,013	516,942

Add TCO's additional basis in assets disposed	11,895		11,895

Beneficial Interest in EBITDA, before additional basis in assets disposed	698,893	145,512	1,536,908	516,942

TCO's average ownership percentage of TRG	71.6%	71.6%	71.6%	71.6%

Beneficial Interest in EBITDA attributable to TCO, before additional basis in assets disposed	500,301	104,157	1,099,794	370,094

Less TCO's additional basis in assets disposed	(11,895)		(11,895)

Beneficial Interest in EBITDA attributable to TCO	488,406	104,157	1,087,899	370,094

Beneficial Interest in EBITDA	686,998	145,512	1,525,013	516,942

Beneficial share of the gain on dispositions	(606,239)		(1,092,859)
Beneficial share of early extinguishment of debt charge	35,993		35,993
Beneficial share of disposition costs related to the Starwood sale	2,309		3,263
Beneficial share of discontinuation of hedge accounting - MacArthur	2,143		7,376
Restructuring charge	675		3,706

Adjusted Beneficial Interest in EBITDA	121,879	145,512	482,492	516,942

TCO's average ownership percentage of TRG	71.6%	71.6%	71.6%	71.6%

Adjusted Beneficial Interest in EBITDA attributable to TCO	87,247	104,157	345,283	370,094

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended December 31, 2014, 2013, and 2012
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year Ended				Year Ended
	2014		2013		2013		2012		2014		2013		2013		2012
Net income	656,274		66,166		66,166		49,131		1,278,122		189,368		189,368		157,817

Add (less) depreciation and amortization:
Consolidated businesses at 100%	23,686		39,510		39,510		40,434		120,207		155,772		155,772		149,517
Noncontrolling partners in consolidated joint ventures	(861)		(1,314)		(1,314)		(2,040)		(4,429)		(5,090)		(5,090)		(9,690)
Share of Unconsolidated Joint Ventures	8,925		6,382		6,382		6,902		30,234		24,920		24,920		22,688
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	15,857		30,434		30,434		33,470		90,803		130,023		130,023		142,616
Noncontrolling partners in consolidated joint ventures	(1,842)		(2,130)		(2,130)		(3,951)		(8,101)		(8,670)		(8,670)		(16,585)
Share of Unconsolidated Joint Ventures	10,611		9,362		9,362		10,778		40,416		37,554		37,554		35,862
Share of income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay									9,733
Other income tax expense	574		694		694		3,526		2,267		3,409		3,409		4,919
Less noncontrolling share of income of consolidated joint ventures	(26,226)		(3,592)		(3,592)		(5,142)		(34,239)		(10,344)		(10,344)		(11,930)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	28,929		7,036		7,036		11,133		46,769		24,104		24,104		38,250
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	29,889		26,598		26,598		24,957		102,234		89,368		89,368		87,216

EBITDA at 100%	745,816		179,146		179,146		169,198		1,674,016		630,414		630,414		600,680

Add (less) items excluded from shopping center NOI:
General and administrative expenses	13,799		13,338		13,338		11,638		48,292		50,014		50,014		39,659
Management, leasing, and development services, net	(2,044)		(1,039)		(1,039)		1,373		(6,129)		(10,821)		(10,821)		(4,394)
Straight-line of rents	(1,937)		(3,015)		(3,015)		(1,981)		(5,419)		(7,335)		(7,335)		(6,516)
Gain on dispositions	(629,667)								(1,116,287)
Early extinguishment of debt charge	36,372								36,372
Discontinuation of hedge accounting - MacArthur	2,256								7,763
Restructuring charge	675								3,706
Disposition costs related to the Starwood sale	2,309								3,269
Gain on sale of peripheral land											(863)		(863)
Gain on sale of marketable securities											(1,323)		(1,323)
Dividend income	(767)								(2,364)
Interest income	(636)		(31)		(31)		(25)		(1,400)		(175)		(175)		(295)
Other nonoperating expense (income)	(57)								(811)		1,019		1,019
Non-center specific operating expenses and other	5,346		6,374		6,449		9,640		19,933		24,358		24,700		31,413

NOI - all centers at 100%	171,465		194,773		194,848		189,843		660,941		685,288		685,630		660,547
Less - NOI of non-comparable centers	(4,731)	(1)	(33,940)	(2)	(2,900)	(3)	(2,198)	(4)	(72,320)	(5)	(119,293)	(2)	(10,195)	(3)	(8,010)	(4)
NOI at 100% - comparable centers	166,734		160,833		191,948		187,645		588,621		565,995		675,435		652,537

NOI - growth %	3.7%				2.3%				4.0%				3.5%

NOI at 100% - comparable centers	166,734		160,833		191,948		187,645		588,621		565,995		675,435		652,537
Lease cancellation income	(5,514)		(2,640)		(2,760)		(1,913)		(12,569)		(5,344)		(5,767)		(4,928)
NOI at 100% - comparable centers excluding lease cancellation income	161,220		158,193		189,188		185,732		576,052		560,651		669,668		647,609

NOI excluding lease cancellation income - growth %	1.9%				1.9%				2.7%				3.4%

(1)	Includes Taubman Prestige Outlets Chesterfield, The Mall at University Town Center, and the portfolio of centers sold to Starwood.
(2)	Includes Arizona Mills, Taubman Prestige Outlets Chesterfield and the portfolio of centers sold to Starwood.
(3)	Includes City Creek Center and Taubman Prestige Outlets Chesterfield.
(4)	Includes City Creek Center.
(5)	Includes Taubman Prestige Outlets Chesterfield, Arizona Mills, The Mall at University Town Center, and the portfolio of centers sold to Starwood.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of December 31, 2014 and December 31, 2013
(in thousands of dollars)
	As of
	December 31, 2014	December 31, 2013
Consolidated Balance Sheet of Taubman Centers, Inc. (1) :

Assets:
Properties	3,262,505	4,485,090
Accumulated depreciation and amortization	(970,045)	(1,516,982)
	2,292,460	2,968,108
Investment in Unconsolidated Joint Ventures	370,004	327,692
Cash and cash equivalents	276,423	40,993
Restricted cash	37,502	5,046
Accounts and notes receivable, net	49,245	73,193
Accounts receivable from related parties	832	1,804
Deferred charges and other assets	188,435	89,386
	3,214,901	3,506,222
Liabilities:
Notes payable	2,025,505	3,058,053
Accounts payable and accrued liabilities	292,802	292,280
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	476,651	371,549
	2,794,958	3,721,882
Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	633	631
Additional paid-in capital	815,961	796,787
Accumulated other comprehensive income (loss)	(15,068)	(8,914)
Dividends in excess of net income	(483,188)	(908,656)
	318,363	(120,127)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(14,796)	(37,191)
Noncontrolling interests in partnership equity of TRG	116,376	(58,342)
	101,580	(95,533)
	419,943	(215,660)
	3,214,901	3,506,222
Combined Balance Sheet of Unconsolidated Joint Ventures (1)(2):
Assets:
Properties	1,580,926	1,305,658
Accumulated depreciation and amortization	(548,646)	(478,820)
	1,032,280	826,838
Cash and cash equivalents	49,765	28,782
Accounts and notes receivable, net	38,788	33,626
Deferred charges and other assets	33,200	28,095
	1,154,033	917,341
Liabilities:
Notes payable	1,989,546	1,551,161
Accounts payable and other liabilities	103,161	70,226
	2,092,707	1,621,387
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(520,715)	(406,266)
Accumulated deficiency in assets - Joint Venture Partners	(407,869)	(285,904)
Accumulated other comprehensive loss - TRG	(5,045)	(5,938)
Accumulated other comprehensive loss - Joint Venture Partners	(5,045)	(5,938)
	(938,674)	(704,046)
	1,154,033	917,341

(1)
International Plaza was consolidated in the Company's balance sheet as of December 31, 2013 but is an Unconsolidated Joint Venture as of December 31, 2014 as a result of the January 2014 disposition of interests.

(2)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in projects that are currently under development.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2015

Funds from Operations per common share	3.18	3.28

Real estate depreciation - TRG	(1.46)	(1.41)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.10)	(0.10)

Net income attributable to common shareowners, per common share (EPS)	1.59	1.74